Exhibit 10.1

April 1, 2026

Aamir Paul
c/o address on file with the Company

Dear Aamir:

On behalf of Regal Rexnord Corporation (the “Company”), I am pleased to confirm the terms of employment offered by the Company in connection with your role as Chief Executive Officer of the Company effective as of no later than July 1, 2026 (the “Effective Date”).  We are excited about the opportunity to work with you in this new capacity and believe your leadership will be instrumental in driving the Company’s continued growth and success.

1.          Position.  Your position shall be Chief Executive Officer, and you shall devote your full business time and attention to such position.  You shall report to the Company’s Board of Directors (the “Board”), and you shall perform such duties as reasonably requested by the Board.  In addition, the Board will appoint you to serve as a member of the Board upon the Effective Date.  During your employment, you may also (a) serve on charitable or nonprofit boards, (b) manage your personal investments and (c) serve as a non-employee director on the board of one for-profit entity (in addition to your service on the Board of the Company) subject to the prior consent of the Board; provided that, in each case of clauses (a) through (c), such activities do not interfere with your duties with the Company or violate the restrictive covenants in Section 12.

2.          Work Location.  Your primary work location will be at the Company’s offices in Rosemont, Illinois.  You will also be required to travel as dictated by business needs.

3.          Base Salary.  Your annual base salary shall be $1,200,000 (“Base Salary”), payable on the Company’s standard payroll dates and subject to deductions and withholdings as required by applicable law.

4.          Annual Incentive Bonus.  Your target bonus opportunity shall be 130% of Base Salary, and shall be prorated for 2026 to reflect a partial year of service beginning on the Effective Date.  The terms and conditions of the annual incentive plan applicable to the Company’s officers, including the applicable performance goals, will be subject to the determination of the Board (or an applicable subcommittee) each year.

5.          Long-Term Incentive Awards.  You shall be eligible to receive annual grants of long-term incentive awards as determined by the Board (or an applicable subcommittee).  For 2026, the target value of such awards shall equal $7,250,000, of which 60% shall be granted in the form of performance-based restricted stock units (the “2026 PSUs”) and 40% shall be granted in the form of restricted stock units (the “2026 RSUs”).  The 2026 PSUs and 2026 RSUs will be granted no later than 30 days following the Effective Date.  The 2026 PSUs shall have a performance period and vesting schedule that aligns with other participants in the long-term incentive plan, including a cliff vesting date in February 2029.  The 2026 RSUs shall vest ratably over three years from the date of grant, subject to your continued employment through each such vesting date.  The terms and conditions of the long-term incentive plan applicable to the Company’s officers, including the applicable performance goals, the mix of long-term incentive vehicles and the timing of applicable grants, will be subject to the determination of the Board (or an applicable subcommittee) each year.

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6.          Make-Whole Cash Award.  You shall be eligible to receive a one-time cash award in the amount of $575,000 (the “Make-Whole Cash Award”), which is intended to replace the annual cash bonus you would have received from your prior employer for the 2026 performance year (prorated at target level for your length of service during such performance period) to the extent such bonus is forfeited as a result of your resignation.  The Make-Whole Cash Award will be granted no later than 30 days following the Effective Date.  If you resign without Good Reason or are terminated for Cause (each as defined in the Company’s Executive Severance Policy) before the first anniversary of the Effective Date, you will be required to repay the full gross amount of the Make-Whole Cash Award to the Company.

7.          Buy-Out RSU Award.  You shall be eligible to receive a one-time award of restricted stock units with a target value of $8,200,000 (the “Buy-Out RSU Award”), which will be granted as soon as practicable after the Effective Date.  The Buy-Out RSU Award is intended to compensate you for awards that you will forfeit as a result of your resignation from your prior employer.  One-half of the Buy-Out RSU Award shall vest on each of the first and second anniversaries of the date of grant, subject to your continued employment through each such vesting date.  If you are terminated without Cause or resign for Good Reason (each as defined in the Company’s Executive Severance Policy) before the Buy-Out RSU Award is fully vested, the remaining unvested portion of the Buy-Out RSU Award will become immediately vested, subject to your compliance with the Release requirement of the Company’s Executive Severance Policy.

8.          Paid Time Off.  You shall be entitled to paid time off in accordance with the Company’s policies, as in effect from time to time.

9.          Business Expenses.  The Company will reimburse you for all reasonable and necessary out-of-pocket business, entertainment and travel expenses you incur during your employment in the performance of your duties hereunder, in accordance with the Company’s expense reimbursement policies and procedures.

10.          Severance.  You shall be a participant in the Company’s Executive Severance Policy at the benefit levels applicable to the Chief Executive Officer.  The terms and conditions relating to termination of your employment shall be governed by the Company’s Executive Severance Policy and applicable award agreements governing your outstanding equity awards, each as in effect from time to time.

11.          Other Employee Benefits.  You shall be eligible to participate in the Company’s Supplemental Retirement Plan and all other employee benefit plans and programs made available to similarly situated officers of the Company and as approved by the Board (or an applicable subcommittee) from time to time, in accordance with the eligibility provisions and other terms and conditions of such plans and programs.

12.          Restrictive Covenants.  As a condition of your employment with the Company, you shall enter into and abide by the Company’s Non-Competition, Non-Solicitation and Non-Interference Agreement, attached hereto as Exhibit A, and the Company’s Employee Innovation and Proprietary Information Agreement, attached hereto as Exhibit B.

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13.          Indemnification.  To the fullest extent permitted under its Certificate of Incorporation and By-Laws, the Company shall indemnify and hold you harmless for acts or omissions in your capacity as an officer, director or employee of the Company and advance costs and expenses related to your defense of any claims.  The Company shall maintain D&O insurance coverage for you during and after employment on terms no less favorable than those provided to any other senior executive or director of the Company.

14.          Legal Fees.  The Company will reimburse you for reasonable legal fees incurred in negotiating and drafting this offer letter and its related agreements, up to a maximum of $25,000, in accordance with the Company’s expense reimbursement policies and procedures.

15.          Miscellaneous.  The Company may deduct and withhold from any amount payable to you such federal, state, local, foreign or other taxes as are required to be withheld.  This offer letter will be construed in accordance with and governed by the laws of the State of Illinois, without reference to any conflict of law principles.

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This offer letter, and your commencement of employment with the Company, is conditioned on and subject to confirmation of work eligibility and other legal requirements.  To confirm your acceptance of this offer, please sign via Docusign.

Sincerely,

REGAL REXNORD CORPORATION,

by
/s/ Rakesh Sachdev
Rakesh Sachdev
Chairman of the Board of Directors

Accepted and agreed:

/s/ Aamir Paul
Aamir Paul

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EXHIBIT A

NON-COMPETITION, NON-SOLICITATION AND
NON-INTERFERENCE AGREEMENT

Regal Rexnord Corporation, acting for itself and its Affiliates (the “Company”) and Employee, desiring to set forth their understandings regarding Employee’s restrictions from competing against Company, agree as follows:

1.          Consideration.

Employee acknowledges that any of Employee’s initial or continued employment, promotion, compensation increase and/or enrollment in the Company’s Incentive Compensation Plan (as applicable), is/are sufficient consideration to fully and adequately compensate Employee for agreeing to the obligations and restrictions contained herein.

2.          Definitions.

(a)          “Non-competition Period” shall mean the twenty-four month period following the termination of Employee’s employment with Company.

(b)          “Active Customers” shall mean any customer that Employee solicited or serviced on behalf of Company during the Measurement Period, or whose dealings with Company were coordinated or supervised, in whole or in part, by Employee during the Measurement Period, or about which Employee acquired Proprietary Information through Employee’s employment with the Company that would be useful to a competitor in obtaining competitive business from such customer.

(c)          “Measurement Period” shall mean the twelve-month period preceding the termination of Employee’s employment with Company, or the duration of employment if less than twelve months.

(d)          “Affiliate” shall mean an entity that is directly or indirectly controlled by Regal Rexnord Corporation.

(e)          “Control” shall mean the right to cast, directly or indirectly, more than 50% of the voting interests in an entity.

(f)          “Employee” shall mean the person entering into this Agreement who is an employee of Regal Rexnord Corporation or of any Affiliate.  A person does not cease to be an Employee, for purposes of this Agreement, if/when she/he transfers between and/or among Regal Rexnord Corporation and any one or more of its Affiliates.

(g)          “Proprietary Information” shall mean information, to the extent it is not a trade secret, that is possessed by or developed for the Company and that relates to the Company’s business or technology, including but not limited to designs, drawings, diagrams, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, sales and other financial records, quotation files, billing files, supplier information, cost estimates, business plans and strategies, new product plans, existing or proposed bids, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiations strategies, sales strategies, training information and materials, employee compensation and other employee information, customer or potential customer lists and files, customer purchasing history, and information generated for customer engagements or potential acquisition candidates.  Proprietary Information also includes information received by the Company from others that the Company has an obligation to treat as confidential, including information obtained in connection with customer or supplier engagements and due diligence information gained as a result of a potential acquisition.  Proprietary Information shall not include information that is or becomes available to the public through no wrongful act or omission of Employee or any other person under a duty of confidentiality to the Company.

(h)          “Prospective Customers” shall mean any person or entity that is the subject of an open bid or proposal at the time of Employee’s termination and with regard to whom Employee had contact on behalf of the Company during the Measurement Period, or whose dealings with Company were coordinated or supervised, in whole or in part, by Employee during the Measurement Period.

3.          Non-Competition During Employment.

During Employee’s employment with Company, Employee will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to Company and its Affiliates, and will not engage in any way whatsoever, directly or indirectly (including by participating by providing financial support), in any business that is a direct competitor with Company’s or its Affiliates’ principal business, nor solicit customers, suppliers or employees of Company or Affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with Company’s or its Affiliates’ principal business.  The ownership of less than a 1% interest in a corporation or other entity whose securities are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation or other entity may be a competitor of Company, shall not be deemed financial participation in a competitor.  In addition, during Employee’s employment with Company, Employee will undertake no planning for or organization of any business activity competitive with the work performed as an employee of Company, and Employee will not combine or conspire with any other employee of Company or any other person for the purpose of organizing any such competitive business activity.

4.          Non-Competition Following Termination of Employment.

Commencing on the termination of Employee’s employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period (as defined above), Employee will not accept a position or provide services to a business entity that is a substantial competitor to the Company, in a capacity in which it is reasonably likely that Employee would be required to use or disclose the Company’s Proprietary Information (as defined above) or trade secrets to the Company’s disadvantage.  Prior to accepting any position with or providing services to a competitor of the Company during the Non-competition Period, Employee shall notify Company of such proposed employment or services and Company agrees to provide Employee with timely notice of whether it considers such employment or services to violate Employee’s obligations under this Agreement.  Employee specifically acknowledges and agrees that the global restriction in this paragraph is necessary given the portability of the Company’s Proprietary Information and the global reach of the Company’s operations.

5.          Non-Solicitation of Active Customers.

Commencing on the termination of Employee’s employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period (as defined above), Employee will not, directly or indirectly, contact, solicit or service any Active Customers (as defined above) for the purpose of providing competitive products or services similar to those provided by Employee on behalf of Company during the Measurement Period (as defined above).

6.          Non-Solicitation of Prospective Customers.

Commencing on the termination of Employee’s employment, for whatever reason and regardless of whether voluntary or involuntary, and for twelve months thereafter, Employee will not directly or indirectly, contact, solicit or service any Prospective Customers (as defined above) of Company for the purpose of providing competitive products or services similar to those provided by Employee on behalf of Company during the Measurement Period (as defined above).

7.          Non-Interference with Existing Relationships.

Commencing on the termination of Employee’s employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period, Employee will not, directly or indirectly, request or advise any Active Customers, or suppliers or vendors of Company about whom Employee acquired Proprietary Information through Employee’s employment with the Company and who at the time of Employee’s termination have, or have had, business relationships with Company during the Measurement Period, to withdraw, curtail or cancel any of their business or relations with Company.

8.          Non-Interference with Employees and Agents.

Commencing on the termination of Employee’s employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period, Employee shall not personally solicit any Company employee, agent, representative, or independent contractor who Employee supervised, with whom Employee worked, or about whom Employee learned confidential information pertaining to the employee’s, agent’s, representative’s or independent contractor’s identity, performance, or interest in pursuing other opportunities to join, provide services to, or work for any competitor of the Company (or for any person or entity who intends to compete with the Company).  Nothing in this Agreement shall otherwise prohibit Employee’s future employer from hiring Company’s employees without Employee’s involvement.

9.          Specific Performance and Other Remedies.

Employee acknowledges and agrees that irreparable injury to Company may result in the event that Employee breaches any covenant in this Agreement, and that the remedy at law for the breach of any such covenant will be inadequate.  If Employee engages in any act in violation of any provision of paragraphs 3 through 8, Employee agrees that Company shall be entitled, in addition to such other remedies and damages that may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions without the necessity of posting a bond.  Additionally, the Company shall be entitled to collect from Employee any costs and expenses, including its reasonable attorneys’ fees, incurred in connection with its successful enforcement of the provisions of this Agreement.

10.          California Employees.

The provisions of paragraphs 3-7 above apply only to the extent necessary to protect trade secrets of the Company.

11.          Miscellaneous.

(a)          This Agreement does not constitute a guarantee of employment or alter Employee’s at-will employment status.  Either party may terminate the employment relationship at any time and for any reason.  Termination of employment shall not affect the enforceability of this Agreement.

(b)          All provisions in this Agreement, including subparagraphs, are severable, and the unenforceability of any provision shall not affect the enforceability of any other provision.  The parties agree that each covenant contained in paragraphs 3 through 8 is separate and independent.

(c)          Company may assign this Agreement to a successor entity without notification to, or the consent of, Employee.  This Agreement shall be binding upon Employee, and shall inure to the benefit of Company, its successors and assigns.

(d)          The failure by Company to enforce any right or remedy available to it under this Agreement shall not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure.  No waiver of rights under this Agreement shall be effective unless made in writing with specific reference to this Agreement.

(e)          Employee agrees that Company may notify any third party about Employee’s obligations under this Agreement until such time as Employee has performed all of Employee’s obligations hereunder.  Upon Company’s request, Employee agrees to provide Company with information, including, but not limited to, supplying details of Employee’s subsequent employment, sufficient to verify that Employee has not breached, or is not breaching, any covenant in this Agreement.

(f)          The parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides Company with broader protection than that provided in this Agreement.  During Employee’s employment by Company, Employee shall do what is reasonably necessary to prevent misappropriation or unauthorized disclosure of Company’s trade secrets.  After termination of employment, Employee shall not use or disclose Company’s trade secrets as long as they remain trade secrets.  Employee understands, however, that Employee may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made:  (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, provided that such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding and that such filing is made under seal.  Additionally, in the event Employee files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Employee has the right to provide trade secret information to Employee’s attorney and use the trade secret information in the court proceeding, although Employee must file any document containing the trade secret under seal and may not disclose the trade secret, except pursuant to court order.

Employee acknowledges and agrees that Employee has carefully read this Agreement, understands its contents, has been given the opportunity to ask any questions concerning the Agreement and its contents, and has signed this Agreement as Employee’s free and voluntary act.

REGAL REXNORD CORPORATION,

by
/s/ Rakesh Sachdev
Rakesh Sachdev
Chairman of the Board of Directors

Employee:

/s/ Aamir Paul
Aamir Paul

EXHIBIT B

EMPLOYEE INNOVATION AND PROPRIETARY INFORMATION AGREEMENT (EIPIA)

Regal Rexnord Corporation, acting for itself and its Affiliates (the “Company”) and Employee, desiring to set forth their understandings regarding Employee’s obligations and restrictions related to inventions, technical or business innovations, and the disclosure and use of Company Proprietary Information, agree as follows:

1.          Consideration.  Employee acknowledges that any of Employee’s initial or continued employment, promotion, compensation increase and/or enrollment in the Company’s Incentive Compensation Plan (as applicable), is/are sufficient consideration to fully and adequately compensate Employee for agreeing to the obligations and restrictions contained herein.

2.          Proprietary Information and Trade Secrets.

(a)          Definitions.

(i)          “Proprietary Information” shall mean information, to the extent it is not a trade secret, that is possessed by or developed for Company and that relates to the Company’s business or technology, including but not limited to designs, drawings, diagrams, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, sales and other financial records, quotation files, billing files, supplier information, cost estimates, business plans and strategies, new product plans, existing or proposed bids, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiations strategies, sales strategies, training information and materials, employee compensation and other employee information, customer or potential customer lists and files, customer purchasing history, and information generated for customer engagements or potential acquisition candidates.  Proprietary Information also includes information received by the Company from others that the Company has an obligation to treat as confidential, including information obtained in connection with customer or supplier engagements and due diligence information gained as a result of a potential acquisition.  Proprietary Information shall not include information that is or becomes available to the public through no wrongful act or omission of Employee or any other person under a duty of confidentiality to Company.

(ii)          “Trade Secret” shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process, that:  (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(iii)          “Affiliate” shall mean an entity that is directly or indirectly controlled by Regal Rexnord Corporation.

(iv)          “Control” shall mean the right to cast, directly or indirectly, more than 50% of the voting interests in an entity.

(v)          “Employee” shall mean the person entering into this Agreement who is an employee of Regal Rexnord Corporation or of any Affiliate.  A person does not cease to be an Employee, for purposes of this Agreement, if/when she/he transfers between and/or among Regal Rexnord Corporation and any one or more of its Affiliates.

(vi)          “Company” shall mean the Regal Rexnord Corporation, any Affiliate that employs Employee, and/or any Affiliate to which any Proprietary Information or Trade Secret within the scope of this Agreement relates.

(b)          Disclosure and Assignment to the Company-Inventions and Innovations.  Employee agrees:

(i)          to disclose and assign to the Company as the Company’s exclusive property and hereby assigns to the Company as the Company’s exclusive property, all inventions and technical or business innovations, including but not limited to all patentable and copyrightable subject matter (collectively, the “Innovations”) developed, authored or conceived by Employee solely or jointly with others during the period of Employee’s employment, (1) that are along the lines of the business, work or investigations of the Company to which Employee’s employment relates or as to which Employee may receive information due to Employee’s employment with the Company, or (2) that result from or are suggested by any work which Employee may do for the Company or (3) that are otherwise made through the use of Company time, facilities or materials.  To the extent any of the Innovations is copyrightable, each such Innovation shall be considered a “work for hire”;

(ii)          to execute all necessary papers and otherwise provide proper assistance (at the Company’s expense), during and subsequent to Employee’s employment, to enable the Company to obtain for itself or its nominees, all right, title, and interest in and to patents, copyrights, trademarks or other legal protection for such Innovations in any and all countries;

(iii)          to make and maintain for the Company adequate and current written records of all such Innovations;

(iv)          to deliver promptly to the Company, upon any termination of Employee’s employment, all items which belong to the Company or which by their nature are for the use of Company employees only, including, without limitation, all written and other materials which are of a secret* or confidential* nature relating to the business of the Company;

(v)          not to disclose or use in Employee’s work with the Company any secret or confidential information of others (including any prior employers), or any inventions or innovations of Employee or of others, that are not included within the scope of this Agreement; and

(vi)          that, in the event Company is unable for any reason whatsoever to secure Employee’s signature to any lawful and necessary documents required, including those necessary for the assignment of, application for, or prosecution of any United States or foreign application for letters patent or copyright for any Innovation, Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the assignment, prosecution, and issuance of letters patent or registration of copyright thereon with the same legal force and effect as if executed by Employee.  Employee hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Employee may now have or may hereafter have for infringement of any patent or copyright resulting from any such application.

*These terms are used in the ordinary sense and do not refer to official security classifications of the United States Government.  Without limitation, examples of materials, information and data that may be of a secret or confidential nature are set forth in the definition of Proprietary Information in paragraph 2(a)(i).

(c)          Disclosure, Use-Company’s Proprietary Information.  Employee agrees that, during the term of Employee’s relationship with Company and until the first to occur of (i) such time as the Proprietary Information becomes generally available to the public through no fault of Employee or other person under a duty of confidentiality to Company, (ii) such time as the Proprietary Information no longer provides a benefit to Company, or (iii) the second anniversary of the termination of Employee’s employment with Company, Employee will not disclose or use, or cause to be disclosed or used, directly or indirectly, in any capacity, in any geographic area in which such use or disclosure could harm Company’s existing or potential business interests, any Proprietary Information.  This provision does not prohibit Employee’s use of general skills acquired prior to or during employment by Company, as long as such use does not involve the use or disclosure of Proprietary Information or Trade Secrets.

(d)          Trade Secrets.  Notwithstanding any other provision in this Agreement, the parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides Company with broader protection than that provided in this Agreement.  During Employee’s employment by Company, Employee shall do what is reasonably necessary to prevent misappropriation or unauthorized disclosure of the Company’s Trade Secrets.  After termination of employment, Employee shall not use or disclose Company’s Trade Secrets as long as they remain Trade Secrets.  Employee understands, however, that Employee may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made:  (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, provided that such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding and that such filing is made under seal.  Additionally, in the event Employee files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Employee has the right to provide trade secret information to Employee’s attorney and use the trade secret information in the court proceeding, although Employee must file any document containing the trade secret under seal and may not disclose the trade secret, except pursuant to court order.

3.          Specific Performance.  Employee acknowledges and agrees that irreparable injury to Company may result in the event that Employee breaches any covenant in this Agreement, and that the remedy at law for the breach of any such covenant will be inadequate.  Employee agrees that, if Employee engages in any act in violation of any provision of paragraph 2(b), 2(c), or 2(d), including without limitation any subparagraph, Company shall be entitled, in addition to such other remedies and damages that may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions without the necessity of posting a bond.

4.          Miscellaneous.

(a)          This Agreement does not constitute a guarantee of employment.  Nor does it constitute a guarantee that Employee’s compensation structure shall remain unchanged in the future.  Either party may terminate the employment relationship at any time and for any reason.  Termination of employment shall not affect the enforceability of this Agreement.  Similarly, future changes to Employee’s compensation shall not affect the enforceability of this Agreement.

(b)          All provisions in this Agreement, including subparagraphs, are severable, and the unenforceability of any provision shall not affect the enforceability of any other provision.  The parties agree that each covenant contained in paragraph 2(b), 2(c) and 2(d), including without limitation any subparagraphs, is separate and independent.

(c)          Company may assign this Agreement to a successor entity without notification to, or the consent of, Employee.  This Agreement shall be binding upon Employee, and shall inure to the benefit of Company, its successors and assigns.

(d)          Discharge of Employee’s undertakings in this Agreement shall be an obligation of Employee’s executors, administrators, or other legal representatives or assigns.

(e)          The failure by Company to enforce any right or remedy available to it under this Agreement shall not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure.  No waiver of rights under this Agreement shall be effective unless made in writing with specific reference to this Agreement.

(f)          Employee agrees that Company may notify any third party about Employee’s obligations under this Agreement until such time as Employee has performed all of Employee’s obligations hereunder.  Upon Company’s request, Employee agrees to provide Company with information, including, but not limited to, supplying details of Employee’s subsequent employment, sufficient to verify that Employee has not breached, or is not breaching, any covenant in this Agreement.

(g)          This Agreement supersedes and replaces any existing agreement between the Company and Employee relating generally to the same subject matter.  This Agreement may not be modified or terminated, in whole or part, except in writing signed by an authorized representative of the Company.

(h)          Employee represents that, except as stated below, Employee has no obligations to others in conflict with Employee’s obligations and undertakings in this Agreement.

Employee acknowledges and agrees that Employee has carefully read this Agreement, understands its contents, has been given the opportunity to ask any questions concerning the Agreement and its contents, and has signed this Agreement as Employee’s free and voluntary act.

REGAL REXNORD CORPORATION,

by
/s/ Rakesh Sachdev
Rakesh Sachdev
Chairman of the Board of Directors

Employee:

/s/ Aamir Paul
Aamir Paul